UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

Dana Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio		43537
(Address of principal executive offices)		(Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Dana Holding Corporation (“Dana”) previously announced that its President and Chief Executive Officer, Roger Wood, and Executive Vice President and Chief Financial Officer, Bill Quigley, will participate in the Deutsche Bank Global Auto Industry Conference in Detroit, Michigan, on January 15, 2013. They will provide a brief overview of the company and answer questions for approximately 40 minutes, beginning at 3:05 p.m. EST. and talk about Dana’s recent financial performance, as well as current and future plans.

Information on accessing a live webcast will be posted to Dana’s Investor website (www.dana.com/investors) prior to the event. In addition, the audio replay will be available the next business day via the Dana Investor website. A copy of the presentation slides, which will be discussed at the conference, is attached hereto as Exhibit 99.1.

The information in this report (including Exhibits 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following item is furnished with this report.

Exhibit No.	Description

99.1	Deutsche Bank Global Auto Industry Conference Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION

Date: January 15, 2013	By:	/s/ Marc S. Levin
Name: Marc S. Levin
Title: Senior Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Deutsche Bank Global Auto Industry Conference Presentation Slides

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